Exhibit 10.11

                                    AGREEMENT

      This Agreement (the "Agreement") is entered into as of the 1st day of September, 2004 by and among EarthShell Corporation, a Delaware corporation ("EarthShell"), bio-tec Biologische Naturverpackungen GmbH & Co., a German limited liability company ("Biotec"), and bio-tec Biologische Naturverpackungen Forschungs und Entwicklungs GmbH, a German limited liability company (collectively, "Biotec F&E" and together with Biotec, the "Biotec Parties" and together with EarthShell, collectively, the "Parties" and individually, a "Party"), with reference to the following facts:

                                    RECITALS

      A. EarthShell and the Biotec Parties are parties to a License and Information Transfer Agreement, dated July 29, 2002 and amended on March 5, 2003 (as so amended, the "Biotec Agreement").

      B. Under the terms of the Biotec Agreement, as of the August 31, 2004, EarthShell owed Biotec the sum of $2,475,333.33 (the "Biotec Debt"), of which portion, $2,270,000 relates to licensing fees accrued during the month of October, 2002 and thereafter, and $205,333.33 relates to accrued interest on the licensing fees. A schedule depicting the components of the Biotec Debt are attached hereto as Exhibit A.

      C. EarthShell and the Biotec Parties have agreed to retire the Biotec Debt under the terms set forth below.

      D. EarthShell and Biotec have also agreed, pursuant to the terms set forth below, to suspend the license fees owed by EarthShell to the Biotec Parties under the Biotec Agreement for a two year period.

      E. All dollar figures stated herein are in United States Dollars.

      In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which, the Parties acknowledge, the Parties agree as follows:

                                    AGREEMENT

      1. Initial Cash Payment. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), EarthShell shall pay to Biotec the sum of $500,000 (the "Cash Payment") in partial payment of the Biotec Debt. All of such payment shall be credited first to the payment of interest on the Biotec Debt and then to the payment of principal.

      2. Initial Conversion. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, EarthShell and Biotec shall convert $1,475,333.33 principal amount of Biotec Debt into shares of EarthShell common stock (the "Common Stock") at the conversion price of $3.00 per share, resulting in the issuance by EarthShell to Biotec of approximately 491,778 shares of common stock (the "Conversion" and such shares, the "Conversion Shares"). Any fractional shares that would otherwise be issued shall be paid in cash.

      3. Final Payment or Conversion. Subject to the terms and conditions set forth in this Agreement, on or before the first anniversary of the Closing Date, EarthShell shall retire the balance of the Biotec Debt by, at EarthShell's option, either, (i) paying to Biotec the sum of $500,000, or (ii) converting the remaining $500,000 principal amount of the Biotec Debt into shares of Common Stock at the conversion price of $3.00 per share, resulting in the issuance by EarthShell to Biotec of approximately 166,667 shares of Common Stock (together with the Conversion Shares, the "Shares"). Upon such final payment or conversion (referred to herein as the "Final Payment"), EarthShell shall have no further obligation to Biotech in respect of the Biotec Debt. If EarthShell does not pay the $500,000 to Biotec or convert the $500,000 payment into Common Stock on or before the first anniversary of the Closing Date, EarthShell shall be deemed to have irrevocably elected to make the Final Payment in cash.

      4. Suspension of License Fees. Subject to the terms and conditions set forth in this Agreement, upon the Closing Date, the Biotec Parties shall suspend for a two year period, commencing September 1, 2004 and ending on August 31, 2006, the $100,000 in monthly license fees owed by EarthShell under the Biotec Agreement in order to maintain exclusivity with respect to the technology licensed thereunder. Commencing September 1, 2006, the license fees shall commence to accrue. Except as expressly provided herein, the Biotec Agreement shall remain unmodified and in full force and effect.

      5. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement, other than the Final Payment, will take place on the consummation of the purchase by Earthshell of the senior convertible debentures held by SF Capital Partners, Ltd. and which are subject to purchase by E. Khashoggi Industries, LLC (the "SF Capital Debentures"), at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Suite 4000, Los Angeles, California, or at such other time and place as EarthShell and Biotec may mutually agree (the date the Closing takes place is referred to herein as the "Closing Date"). At the Closing, EarthShell shall (i) pay to Biotec the Cash Payment by wire transfer of immediately available funds to Biotec's account as designated by Biotec, and (ii) deliver to the order of Biotec a stock certificate or certificates (in the name or names as directed in writing by Biotec) evidencing the Conversion Shares. Biotec acknowledges that, upon receipt of the Cash Payment and the Conversion Shares, EarthShell will have satisfied $1,975,333.33 of the Biotec Debt, and upon receipt of the Final Payment, all of the Biotec Debt will have been retired. Notwithstanding the foregoing, if EarthShell does not acquire the SF Capital Debentures by September 30, 2004, either EarthShell or Biotec, at its election, may terminate this Agreement and all of the transactions contemplated herein shall be null and void. If this Agreement is so terminated, the license fees will continue to accrue under the Biotec Agreement as if this Agreement had never been entered into.

      6. Registration; Legends. Biotec understands that the Shares constitute "restricted securities" inasmuch as they are being acquired from EarthShell in a transaction not involving a public offering, and accordingly may not be resold or transferred without registration under the Securities Act of 1933, as amended (the "Securities Act") or an applicable exemption from such registration. Unless the Shares are subsequently registered, Biotec may be required to bear the economic risk of such investment indefinitely. Biotec further acknowledges that each certificate representing the Shares may be endorsed with substantially the following legend:


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

      The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred, assigned or hypothecated except pursuant to an effective registration statement under the Securities Act covering such securities or if such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements under the Securities Act.

      7. Registration Rights.

      (a) Registration Statement. EarthShell shall, no later than sixty (60) days after the Closing Date, prepare and file at its own expense a Registration Statement with the Securities and Exchange Commission (the "SEC") and appropriate "blue sky" authorities, covering the resale of all of the Shares by Biotec. EarthShell shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable and to keep such Registration Statement effective until Biotec has completed the distribution related thereto, but in no event longer than two years from the effective date of such Registration Statement (the "Effectiveness Period").

      (b) Amendments to Registration Statement. EarthShell shall prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement to keep such Registration Statement effective until the expiration of the Effectiveness Period, and shall cause the related prospectus to be supplemented by any required prospectus supplement, and, as supplemented, to be filed pursuant to Rule 424 under the Securities Act.

      (c) Notification. As promptly as practicable after becoming aware of such event, EarthShell shall notify Biotec in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to Biotec. EarthShell shall also promptly notify Biotec in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of EarthShell's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

      (d) Stop Orders. EarthShell shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as practicable and to notify Biotec who of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.


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

      (e) Blue Sky Qualifications. Prior to any offering of Shares covered by a Registration Statement, EarthShell will register or qualify such Shares for offer and sale under the securities or blue sky laws of such jurisdictions as Biotec reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Shares covered by the Registration Statement, except that EarthShell will not be required to take any actions under this Section 4(e) if such actions would require it to submit to the general taxation of such jurisdiction.

      (e) Cooperation by Biotec. Biotec shall cooperate with EarthShell as reasonably requested by EarthShell in connection with the preparation and filing of the Registration Statement, including furnishing to EarthShell in a timely fashion such information regarding the distribution of the Shares and such other information as may be reasonably required by EarthShell in order to prepare and file the Registration Statement.

      (f) Indemnification by EarthShell. EarthShell will indemnify and hold harmless the Biotec Parties and their respective officers, owners, directors, agents (including, without limitation, counsel) and employees (each of the foregoing, a "Biotec Indemnitee") from and against any and all losses, claims, damages and liabilities (including, without limitation, any investigation, legal or other expenses) ("Losses") reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted to which any Biotec Indemnitee may become subject, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by EarthShell or its agents of the Securities Act or the Securities Exchange Act of 1934, as amended, or other federal or state law applicable to EarthShell. EarthShell shall reimburse any Biotec Indemnitee for any legal or other expenses incurred by such party in connection with investigating or defending any Losses; provided, however, that EarthShell will not be liable to any Biotec Indemnitee for any Losses if any such Losses arise out of or are based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to EarthShell specifically for use therein by the Biotec Parties; provided, further, that EarthShell shall not be liable in any such case to the extent that any Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus included in a Registration Statement if (i) to the extent required by law, the Biotec Parties failed to deliver a copy of the prospectus prior to or concurrently with the sale of the Shares to the person asserting such Losses after EarthShell had furnished the Biotec Parties on a timely basis with a sufficient number of copies of the same and (ii) the prospectus corrected such untrue statement or omission; and provided, further, that EarthShell shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and the Biotec Parties thereafter fail to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the Shares to the person asserting such Losses after EarthShell had furnished the Biotec Parties on a timely basis with a sufficient number of copies of the same. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of any Biotec Indemnitee and will survive the transfer of such securities by the Biotec Parties.

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

      (g) Indemnification by Biotec. If Biotec sells the Shares under a prospectus that is part of a Registration Statement, then Biotec agrees to indemnify and hold harmless EarthShell, its directors and each officer who signed such Registration Statement, each person who controls EarthShell (within the meaning of Section 15 of the Securities Act) (each of the foregoing, an "EarthShell Indemnitee") to the extent, but only to the extent, that such Losses arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with written information relating to Biotec furnished to EarthShell by Biotec expressly for use therein. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of any EarthShell Indemnitee and will survive the transfer of such securities by Biotec.

      8. Miscellaneous.

            (a) Construction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to the conflicts of law provisions thereof.

            (b) Entire Agreement. This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

            (c) Invalid Provisions. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

            (d) Counterparts. This Agreement may be executed by the parties in separate counterparts, and by facsimile signature, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            (e) Successors and Assigns. Subject to the following sentence, this Agreement will be binding upon, and will inure to the benefit of, the successors, assigns, heirs, executors and estates of the parties hereto. This Agreement may not be assigned or delegated by the Biotec Parties without the prior written consent of EarthShell, and any attempted assignment or delegation without such consent shall be null and void.

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

            (f) Opportunity to Consult Counsel and Other Advisors. Each of the Parties hereto acknowledges and understands that such party has had an opportunity to consult with the legal, tax, business and other advisors of such Party's choice regarding this Agreement and the transactions contemplated hereby and that such party has read this Agreement carefully and fully understands all of the terms and provisions contained herein and their significance.

            (g) Further Assurances. Each Party shall execute and deliver such further instruments, and take such other actions, as any other Party hereto may reasonably request in order to carry out this Agreement and to fully consummate the transactions contemplated hereby, including.

            (h) Absence of Withholding. All payments hereunder made in respect of the Biotec Debt, whether by cash payment or the delivery of the Shares, shall be free of all United States withholding taxes and other similar taxes, charges or levies.


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

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EARTHSHELL CORPORATION

By: /s/ Scott Houston
   ------------------------------
Name:  Scott Houston
Title: CFO

BIO-TEC BIOLOGISCHE NATURVERPACKUNGEN FORSCHUNGS UND ENTWICKLUNGS GMBH

By: /s/ Harald Schmidt
   ------------------------------
Name:  Harald Schmidt
Title: MD

BIO-TEC BIOLOGISCHE NATURVERPACKUNGEN GMBH & CO.

By:  /s/ Harald Schmidt
   ------------------------------
Name:   Harald Schmidt
Title: MD